Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Health, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9 2018, relating to the consolidated financial statements of Jaguar Health, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

San Francisco, California

May 18, 2018